CLIFFORD CHANCE CLIFFORD CHANCE

SOCIETE EN COMMANDITE SIMPLE,
INSCRITE AU BARREAU DE LUXEMBOURG
10 BOULEVARD G.D. CHARLOTTE
B.P. 1147
L-1011 LUXEMBOURG
GRAND-DUCHÉ DE LUXEMBOURG

TEL +352 48 50 50 1
FAX +352 48 13 85
www.cliffordchance.com

EXECUTION VERSION

THE BANK OF NEW YORK MELLON AS COLLATERAL AGENT AND THE COMPANIES LISTED IN SCHEDULE 1 AS PLEDGORS
CONFIRMATION AGREEMENT

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.

CONTENTS
CLAUSE	PAGE

1.	DEFINITIONS AND INTERPRETATION 3

2.	CONFIRMATION 4

3.	COST 4

4.	PARTIAL INVALIDITY 4

5.	LAW AND JURISDICTION 4

SCHEDULE 1 THE PLEDGORS	5

SCHEDULE 2 PLEDGE AGREEMENTS	7

THIS CONFIRMATION AGREEMENT is made on February 25, 2015.
BETWEEN:

(1)
THE BANK OF NEW YORK MELLON, acting for itself and as collateral agent as appointed under the First Lien Intercreditor Agreement (as defined below) for the benefit of the Secured Parties (as defined below), together with its successors and permitted assigns in such capacity (the "Collateral Agent"); and

(2)	The pledgors listed in schedule 1 (the "Pledgors").
WHEREAS:

(A)
Pursuant to a credit agreement (the "Credit Agreement") dated 5 November 2009 and entered into between Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC (formerly Reynolds Consumer Products Holdings Inc.), SIG Euro Holding AG & Co. KGaA, Closure Systems International Holdings Inc., Closure Systems International B.V., Pactiv LLC (formerly Pactiv Corporation) and SIG Austria Holding GmbH as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, as amended and/or amended and restated by amendment agreements dated 21 January 2010, 4 May 2010, 30 September 2010, 9 February 2011, 11 March 2011, 9 August 2011, 28 September 2012, 27 November 2013 and 27 December 2013 and as further amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time, certain loan facilities (the "Facilities") were made available to the Borrowers (as defined below).

(B)
On 5 November 2009, the Collateral Agent, Credit Suisse AG as administrative agent under the Credit Agreement, and the Loan Parties (as defined below) as at that date and certain other parties, entered into an intercreditor agreement (the "First Lien Intercreditor Agreement") amended by an amendment dated 21 January 2010 and as further amended, novated, supplemented, restated or modified from time to time.

(C)
Pursuant to an indenture (the "2010 Senior Secured Notes Indenture") dated 15 October 2010 and entered into between the 2010 Issuers (as defined below), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, certain notes were issued by the 2010 Issuers.

(D)
Pursuant to a merger effective as of 21 December 2010, Beverage Packaging Holdings (Luxembourg) III S.à r.l. has absorbed Reynolds Consumer Products (Luxembourg) S.à r.l. and Closure Systems International (Luxembourg) S.à r.l.

(E)
Pursuant to an indenture (the "February 2011 Senior Secured Notes Indenture") dated 1 February 2011 and entered into between the February 2011 Issuers (as defined below), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, certain notes were issued by the February 2011 Issuers.

(F)
Pursuant to an indenture (the "August 2011 Senior Secured Notes Indenture") dated 9 August 2011 and entered into between the August 2011 Issuers (as defined below), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, certain notes were issued by the August 2011 Issuers.

(G)
Pursuant to an indenture (the "September 2012 Senior Secured Notes Indenture") dated 28 September 2012 and entered into between the September 2012 Issuers (as defined below), the Senior Secured Note Guarantors (as defined therein), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, together with certain other parties, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, certain notes were issued by the September 2012 Issuers (the "September 2012 Senior Secured Notes").

(H)
On 27 December 2013, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC, SIG Euro Holding AG & Co. KGaA, Closure Systems International Holdings Inc., Closure Systems International B.V., Pactiv LLC, SIG Austria Holding GmbH, Beverage Packaging Holdings (Luxembourg) III S.à r.l., Evergreen Packaging Inc. and Reynolds Consumer Products Inc. as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, together with certain other parties entered into an loan modification agreement (the "Loan Modification Agreement") relating to the Credit Agreement.

(I)
On or about the date of this agreement, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC, SIG Euro Holding AG & Co. KGaA, Closure Systems International Holdings LLC, Closure Systems International B.V., Pactiv LLC, Beverage Packaging Holdings (Luxembourg) III S.à r.l., Evergreen Packaging Inc. and Reynolds Consumer Products LLC, as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG, as administrative agent, together with certain other parties entered into a loan modification and amendment no. 9 agreement (the "Loan Modification and Amendment Agreement") relating to the Credit Agreement.

(J)
On or about the date hereof, certain Security Reaffirming Parties (as defined therein), including the Pledgors, Credit Suisse AG as administrative agent, The Bank of New York Mellon, as trustee and collateral agent and Wilmington Trust (London) Limited, as additional collateral agent, have entered into a reaffirmation agreement (the "Reaffirmation Agreement") pursuant to which each Security Reaffirming Party (i) reaffirmed the Security Documents (as defined therein) to which they are a party, (ii) confirmed and reaffirmed its respective guarantee of the obligations as provided in the Credit Agreement and (iii) confirmed and reaffirmed that its respective security specified therein extends to the Credit Agreement.

(K)
As a condition precedent to the Effective Date under and as defined in the Loan Modification and Amendment Agreement, the Pledgors have agreed to confirm the security interest granted under each of the pledge agreements (as listed in schedule 2 hereto, the "Pledge Agreements").

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in the First Lien Intercreditor Agreement and/or the Pledge Agreements shall bear the same meaning herein, unless expressly provided to the contrary.

1.2	In this Agreement:
"2010 Issuers" shall mean the "Issuers" under and as defined in the 2010 Senior Secured Notes Indenture, including their successors in interest.
"August 2011 Issuers" shall mean the "Issuers" under and as defined in the August 2011 Senior Secured Notes Indenture, including their successors in interest.
"Borrowers" shall mean the "Borrowers" under, and as defined in, the Credit Agreement from time to time.
"February 2011 Issuers" shall mean the "Issuers" under and as defined in the February 2011 Senior Secured Notes Indenture, including their successors in interest.
"Loan Documents" shall mean the "Credit Documents" under, and as defined in, the First Lien Intercreditor Agreement and any other document designated by the Loan Parties’ Agent and the Collateral Agent as a Loan Document.
"Loan Parties" shall mean the "Grantors" under, and as defined in, the First Lien Intercreditor Agreement.
"Secured Obligations" shall mean the "Secured Obligations" under, and as defined in, each of the Pledge Agreements.
"Secured Parties" shall mean the "Secured Parties" under, and as defined in, the First Lien Intercreditor Agreement.
"September 2012 Issuers" shall mean the "Issuers" under and as defined in the September 2012 Senior Secured Notes Indenture, including their successors in interest.

1.3
This Confirmation Agreement may be executed in any number of counterparts and by way of facsimile exchange of executed signature pages, all of which together shall constitute one and the same Confirmation Agreement.

1.4
The Parties agree that this Confirmation Agreement shall be deemed a "Security Document" for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and that, accordingly, all rights , duties, privileges, protections and benefits of the Collateral Agent set forth in the First Lien Intercreditor Agreement are hereby incorporated by reference.

2.    CONFIRMATION
Each Pledgor hereby, for the benefit of the Collateral Agent acting for itself and as collateral agent as appointed under the First Lien Intercreditor Agreement for the benefit of the Secured Parties, expressly (a) confirms its respective pledges and grants of security interests in the Pledge Agreements to which it is a party and (b) agrees and confirms that the Pledge Agreements and each of the security interests created thereunder shall (i) remain in full force and effect in accordance with their terms subject to any applicable Legal Reservations, (ii) continue to secure the Secured Obligations as they shall be in existence following the Loan Modification and Amendment Agreement and (iii) extend, subject to the limitations (if any) contained in the relevant Pledge Agreements, to the obligations assumed by any Loan Party under or in connection with the Loan Modification and Amendment Agreement and the Credit Agreement, without any further actions.
3.    COST
All the Collateral Agent's costs and expenses shall be reimbursed in accordance with the provisions of Section 9.05 (Expenses, Indemnity) of the Credit Agreement, as amended and restated from time to time.
4.    PARTIAL INVALIDITY
If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect. The Agreement shall, however, thereafter be amended by the parties in such reasonable manner so as to achieve, without illegality, the intention of the parties with respect to that severed provision.
5.    LAW AND JURISDICTION
This Agreement shall be governed by Luxembourg law and the courts of Luxembourg-City shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with it.
This Agreement has been duly executed by the parties in eleven copies.

SCHEDULE 1
THE PLEDGORS

1.	REYNOLDS GROUP HOLDINGS LIMITED, a company incorporated in New Zealand with registration number 1812226 ("Parent");

2.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., a société anonyme incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg registered with the Luxembourg register of commerce and companies under the number B128.592 ("BPH I");

3.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A., a société anonyme incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg registered with the Luxembourg register of commerce and companies under the number B128.914 ("BPH II");

4.
REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A., a société anonyme incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B148.957 ("Lux Issuer");

5.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B128.135 and having a share capital of EUR 404.969.325 ("BPH III");

6.
GRAHAM PACKAGING COMPANY, L.P., a limited partnership organized under the laws of the State of Delaware, having its registered office at c/- The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801 USA, registered under number 2436955 ("Graham LP").

7.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under the number B165.957 and having a share capital of USD 20,000.- ("BPH IV");

8.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) V S.A., a public limited liability company (société anonyme) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 173.603 (“BPH V”);

9.
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) VI S.À R.L., a société à responsabilité limitée with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 173.602 and with a share capital of EUR 55,012,500 (“BPH VI”); and

10.
EVERGREEN PACKAGING (LUXEMBOURG) S.À R.L., a société à responsabilité limitée incorporated under Luxembourg law with registered office at 6C, rue Gabriel Lippmann, L - 5365 Munsbach, Grand-Duchy of Luxembourg, registered with the register of commerce and companies of Luxembourg under number B152.662 and having a share capital of EUR 12,500.- ("Evergreen").

SCHEDULE 2
PLEDGE AGREEMENTS

1.
a Luxembourg law share pledge agreement dated 5 November 2009 and entered into between Parent as pledgor and the Collateral Agent, such pledge having been granted over the shares held by Parent in the share capital of BPH I;

2.
a Luxembourg law share pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge having been granted over the shares held by BPH I in the share capital of BPH III;

3.
a Luxembourg law share pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge having been granted over the shares held by BPH I in the share capital of the Lux Issuer;

4.
a Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into by the Lux Issuer as pledgor and the Collateral Agent, such pledge having been granted over certain receivables held by the Lux Issuer towards BPH III under proceeds loan agreements;

5.
a Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge having been granted over certain receivables held by BPH I towards BPH III;

6.
a Luxembourg law profit participating bond pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge having been granted over the Bonds (as defined therein) issued by BPH III and held by BPH I;

7.
a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between BPH I as pledgor and the Collateral Agent, such pledge having been granted over certain bank accounts opened with the Account Bank (as defined therein);

8.
a Luxembourg law bank accounts pledge agreement dated 5 November 2009 and entered into between the Lux Issuer as pledgor and the Collateral Agent, such pledge having been granted over certain bank accounts opened with the Account Bank (as defined therein);

9.
a Luxembourg law pledge over receivables agreement dated 2 December 2009 and entered into between the Parent as pledgor and the Collateral Agent in the presence of BPH I, such pledge having been granted over certain receivables held by the Parent towards BPH I under an intercompany loan agreement;

10.
a Luxembourg law first ranking pledge over receivables agreement dated 5 November 2009 and entered into between BPH II as pledgor and the Collateral Agent, such pledge having been granted over the claims the pledgor owns against BPH I under certain proceeds loans made by BPH II to BPH I;

11.
a Luxembourg law pledge over receivables agreement dated 5 November 2009 and entered into between BPH III as pledgor and the Collateral Agent, such pledge having been granted over certain receivables held by BPH III towards BPH I;

12.
a Luxembourg law bank accounts pledge agreement dated 5 November 2009, as amended on 20 July 2012 and entered into between BPH III as pledgor and the Collateral Agent, such pledge having been granted over certain bank accounts opened with the Account Bank (as defined therein);

13.
a Luxembourg law pledge over receivables agreement dated 23 February 2010 and entered into between BPH I as pledgor and the Collateral Agent in the presence of SIG Austria Holding GmbH and SIG Euro Holding AG & Co. KGaA, such pledge having been granted over certain receivables held by BPH I towards SIG Austria Holding GmbH and SIG Euro Holding AG & Co. KGaA under certain intercompany loan agreements;

14.
a Luxembourg law pledge over receivables agreement dated 4 May 2010 and entered into between BPH III as pledgor and the Collateral Agent, such pledge having been granted over certain receivables held by BPH III towards SIG Combibloc Holding GmbH;

15.
a Luxembourg law bank accounts pledge agreement dated 4 May 2010 and entered into between Evergreen as pledgor and the Collateral Agent, such pledge having been granted over certain bank accounts opened in the name of Evergreen with the Account Bank (as such term is defined therein);

16.
a Luxembourg law share pledge agreement dated 20 March 2012 and entered into between Graham LP and the Collateral Agent, such pledge having been granted over 65% of the shares held by Graham LP in the share capital of Graham Packaging European Holdings (Luxembourg) S.à r.l.;

17.
a Luxembourg law governed share pledge agreement dated 20 March 2012 and entered into between BPH III as pledgor, the Collateral Agent and BPH IV, such pledge having been granted over the shares held by BPH III in the share capital of BPH IV.

18.
a Luxembourg law share pledge agreement dated 20 March 2012 and entered into between BPH IV as pledgor, the Collateral Agent and Beverage Packaging Factoring (Luxembourg) S.à r.l. ("BPFL"), such pledge having been granted over the shares held by BPH IV in the share capital of BPFL;

19.
a Luxembourg law bank accounts pledge agreement dated 20 March 2012 and entered into by BPH IV as pledgor and the Collateral Agent, such pledge having been granted over certain cash bank accounts opened in the name of BPH IV with the Account Bank (as such term is defined therein);

20.
a Luxembourg law governed pledge over receivables agreement dated 7 November 2012 and entered into between BPH IV as pledgor and the Collateral Agent, such pledge having been granted in respect of certain receivables owed to BPH IV;

21.
a Luxembourg law governed pledge over CPECs agreement dated 7 November 2012 and entered into between BPH III as pledgor and the Collateral Agent, in the presence of BPH IV, such pledge having been granted in respect of the CPECs (as defined therein) issued by BPH IV and held by BPH III;

22.
a Luxembourg law governed share pledge agreement dated 20 December 2012 and entered into between BPH I as pledgor, the Collateral Agent and BPH V, such pledge having been granted over the shares held by BPH I in the share capital of BPH V;

23.
a Luxembourg law governed account pledge agreement dated 20 December 2012 and entered into by BPH V as pledgor and the Collateral Agent, such pledge having been granted over certain cash bank accounts opened in the name of BPHL V with the Account Bank (as defined therein);

24.
a Luxembourg law governed share pledge agreement dated 14 June 2013 and entered into between BPH III as pledgor, the Collateral Agent and BPH VI, such pledge having been granted over the shares held by BPH III in the share capital of BPH VI;

25.
a Luxembourg law governed account pledge agreement dated 14 June 2013 and entered into by BPH VI as pledgor and the Collateral Agent, such pledge having been granted over certain cash bank accounts opened in the name of BPHL VI with the Account Bank (as defined therein);

26.
a Luxembourg law governed share pledge agreement dated 10 December 2013 and entered into between the Parent as pledgor, the Collateral Agent and BPH II, such pledge having been granted over the shares held by the Parent in the share capital of BPH II; and

27.
a Luxembourg law governed account pledge agreement dated 10 December 2013 and entered into by BPH II as pledgor and the Collateral Agent, such pledge having been granted over certain cash bank accounts opened in the name of BPHL II with the Account Bank (as defined therein).

The Collateral Agent
THE BANK OF NEW YORK MELLON
Duly represented by:

/s/ Catherine F. Donohue_________
Name: Catherine F. Donohue
Title: Vice President
The Pledgors
REYNOLDS GROUP HOLDINGS LIMITED (formerly known as Rank Group Holdings Limited)
Duly represented by:

/s/ Helen Dorothy Golding__________
Name:    Witness:
Helen Dorothy Golding /s/ Jeffrey Tate
Title: Authorised signatory Jeffrey Tate
Occupation: Attorney
Address: 919 3rd Ave, New York, NY

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A.
Duly represented by:
/s/ Helen Dorothy Golding__________
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.
Duly represented by:
/s/ Helen Dorothy Golding__________
Name:
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A.
Duly represented by:
/s/ Helen Dorothy Golding__________
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L.
Duly represented by:
/s/ Helen Dorothy Golding__________
Name: Helen Dorothy Golding
Title: Authorised Signatory

GRAHAM PACKAGING COMPANY, L.P.
BY: GPC OPCO GP LLC, its General Partner
Duly represented by:
/s/ Joseph B. Hanks________________
Name: Joseph B. Hanks
Title: Vice President and Secretary

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L.
Duly represented by:
/s/ Helen Dorothy Golding__________
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) V S.A..
Duly represented by:
/s/ Helen Dorothy Golding__________
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) VI S.À R.L.
Duly represented by:
/s/ Helen Dorothy Golding__________
Name: Helen Dorothy Golding
Title: Authorised Signatory

EVERGREEN PACKAGING (LUXEMBOURG) S.À R.L.
Duly represented by:
/s/ Helen Dorothy Golding__________
Name: Helen Dorothy Golding
Title: Authorised Signatory

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